EXHIBIT 16.1

                     LETTER FROM STONEFIELD JOSEPHSON, INC.


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STONEFIELD           [LETTERHEAD]
JOSEPHSON, Inc.
________________
Certified Public Accountants
Business Advisors




                                  May 21, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have been furnished with copies of the response to Item 4 of Form 8-K for the event that occurred on May 10, 2004, to be filed by our former client, Crystalix Group International, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,



 /s/ STONEFIELD JOSEPHSON, INC.
-------------------------------------
Stonefield Josephson, Inc.
Certified Public Accountants
Santa Monica, California